EXHIBIT 99.5

EQT CORPORATION AND SUBSIDIARIES

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following preliminary unaudited pro forma condensed combined financial statements (the preliminary pro forma financial statements) are derived from:

•	the historical audited and unaudited financial statements of EQT Corporation and subsidiaries (EQT or the Company);

•	the historical audited and unaudited financial statements of THQ Appalachia I, LLC (Upstream Seller), which includes the accounts of the subsidiaries for which equity interests will be acquired by the Company in the Acquisition (as defined below) (the Upstream Companies);

•	the historical audited and unaudited financial statements of THQ-XcL Holdings I, LLC (Midstream Seller) which includes the accounts of the subsidiaries for which equity interests will be acquired by the Company in the Acquisition (the Midstream Companies); and

•	the historical audited combined financial statements of ARD Operating, LLC and Alta Marcellus Development, LLC (Alta).

The preliminary pro forma financial statements have been prepared to reflect the effects of the following:

•	Proposed acquisition by EQT of the Upstream Companies and the Midstream Companies (the Acquisition), pursuant to the Purchase Agreement (the Purchase Agreement), dated September 6, 2022, for expected consideration consisting of (i) $2.6 billion in cash and (ii) approximately 55.0 million shares of EQT common stock, plus or minus certain purchase price adjustments as defined in the Purchase Agreement.

•	Effects of the term loan syndication of $1,250 million aggregate principal and the anticipated issuance of $1,000 million aggregate principal amount of senior unsecured notes. The Company expects to issue the senior unsecured notes at fixed interest rates and varying maturities with an estimated weighted average interest rate of 5.15%. The proceeds from the term loan syndication as well as the senior notes will be used to fund the cash consideration of the Acquisition (the Financing Transactions).

The preliminary pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The preliminary pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the preliminary pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of EQT contained in EQT’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated pursuant to the recast of certain financial information as set forth in exhibit 99.1 to EQT’s Current Report on Form 8-K filed on April 28, 2022;

•	the audited consolidated financial statements and accompanying notes of THQ Appalachia I, LLC and THQ-XcL Holdings I, LLC for the year ended December 31, 2021 filed as an exhibit to the Current Report on Form 8-K to which this exhibit also forms a part (the Form 8-K);

•	the unaudited condensed consolidated financial statements and accompanying notes of EQT contained in EQT’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022;

•	the unaudited condensed consolidated financial statements and accompanying notes of THQ Appalachia I, LLC and THQ-XcL Holdings I, LLC as of and for the six months ended June 30, 2022 filed as an exhibit to the Form 8-K; and

•	the unaudited pro forma condensed combined financial statements of EQT and Alta, which was acquired by EQT in 2021, as set forth in exhibit 99.1 to EQT’s Current Report on Form 8-K filed on September 16, 2022, which is incorporated by reference herein.

EQT Corporation and Subsidiaries

Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2022

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$43,745	$22,520	$16,393	$(2,640,555)	(a)	$1,084
				(38,913)	(c)
				2,597,894	(l)
Accounts receivable, net	2,058,953	330,162	22,945	(30,286)	(f)	2,364,582
				(17,192)	(g)
Derivative instruments, at fair value	1,409,199	24,784	—	32,243	(b)	1,461,798
				(4,428)	(c)
Prepaid expenses and other	573,732	2,243	2,072	—		578,047
Total current assets	4,085,629	379,709	41,410	(101,237)		4,405,511

Property, plant and equipment	26,640,549	2,165,684	654,192	1,580,110	(a)	31,040,535
Less: Accumulated depreciation and depletion	8,438,478	497,964	77,263	(575,227)	(a)	8,438,478
Net property, plant and equipment	18,202,071	1,667,720	576,929	2,155,337		22,602,057

Contract asset	29,250	—	—	—		29,250
Other assets	304,714	57,162	—	(32,243)	(b)	312,097
				(11,080)	(c)
				(13,752)	(c)
				7,296	(d)
Total assets	$22,621,664	$2,104,591	$618,339	$2,004,321		$27,348,915

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands)
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$440,900	$—	$—	$—		$440,900
Accounts payable	1,700,406	184,702	27,817	20,978	(a)	1,875,066
				2,906	(b)
				(14,265)	(c)
				(30,286)	(f)
				(17,192)	(g)
Derivative instruments, at fair value	4,568,003	402,137	—	266	(b)	4,569,559
				(400,847)	(c)
Other current liabilities	480,438	3,306	—	(3,306)	(b)	523,928
				1,440	(d)
				42,050	(h)
Total current liabilities	7,189,747	590,145	27,817	(398,256)		7,409,453

Credit facility borrowings	100,000	598,253	156,940	(755,193)	(c)	463,250
				363,250	(l)
Senior notes	4,409,727	—	—	2,234,644	(l)	6,644,371
Note payable to EQM Midstream Partners, LP	91,442	—	—	—		91,442
Deferred income taxes	742,670	—	—	(7,979)	(k)	734,691
Other liabilities and credits	997,988	118,981	—	56,258	(a)	1,068,178
				(266)	(b)
				400	(b)
				(111,039)	(c)
				5,856	(d)
Total liabilities	13,531,574	1,307,379	184,757	1,387,675		16,411,385

Equity:
Total common shareholders’ equity	9,061,187	797,212	433,582	1,881,511	(a)	10,908,627
				(1,264,865)	(i)
Noncontrolling interests in consolidated subsidiaries	28,903	—	—	—		28,903
Total equity	9,090,090	797,212	433,582	616,646		10,937,530
Total liabilities and equity	$22,621,664	$2,104,591	$618,339	$2,004,321		$27,348,915

See accompanying notes to the unaudited preliminary pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2022

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$5,851,835	$845,736	$—	$—		$6,697,571
Loss on derivatives	(3,922,732)	(528,493)	—	572,011	(c)	(3,879,214)
Net marketing services and other	19,295	(515)	—	62,384	(b)	39,220
				(41,944)	(g)
Midstream	—	—	46,124	(46,124)	(b)	—
Processing	—	—	16,260	(16,260)	(b)	—
Total operating revenues	1,948,398	316,728	62,384	530,067		2,857,577
Operating expenses:
Transportation and processing	1,055,808	92,992	—	(41,944)	(g)	1,106,856
Production	153,568	65,987	—	10,783	(b)	227,326
				(3,012)	(d)
Exploration	2,513	4,490	—	(4,490)	(b)	2,513
Selling, general and administrative	128,372	8,129	5,102	(507)	(c)	141,096
Depreciation and depletion	851,241	108,327	14,876	90,526	(e)	1,064,970
(Gain) loss on sale/exchange of long-lived assets	(2,190)	19	—	—		(2,171)
Impairment of contract asset	184,945	—	—	—		184,945
Impairment and expiration of leases	77,039	—	—	4,490	(b)	81,529
Other operating expenses	23,467	—	—	—		23,467
Midstream operating	—	—	8,695	(8,695)	(b)	—
Processing operating	—	—	2,088	(2,088)	(b)	—
Total operating expenses	2,474,763	279,944	30,761	45,063		2,830,531
Operating (loss) income	(526,365)	36,784	31,623	485,004		27,046
Loss from investments	17,208	—	—	—		17,208
Dividend and other (income) expense	(10,909)	—	—	—		(10,909)
Loss on debt extinguishment	111,271	—	—	—		111,271
Interest expense	133,887	12,042	3,368	(6,692)	(c)	195,130
				(8,718)	(j)
				61,243	(l)
(Loss) income before income taxes	(777,822)	24,742	28,255	439,171		(285,654)
Income tax (benefit) expense	(157,463)	—	—	121,197	(k)	(36,266)
Net (loss) income	(620,359)	24,742	28,255	317,974		(249,388)
Less: Net income attributable to noncontrolling interest	4,328	—	—	—		4,328
Net (loss) income attributable to EQT Corporation	$(624,687)	$24,742	$28,255	$317,974		$(253,716)
Loss per share of common stock attributable to EQT Corporation:
Basic and diluted:
Weighted average common stock outstanding	372,023					372,023
Net loss	$(1.68)					$(0.68)

See accompanying notes to the preliminary unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

	EQT + Alta Pro Forma Combined (1)	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$7,248,870	$965,870	$—	$—		$8,214,740
Loss on derivatives	(3,902,076)	(489,444)	—	513,261	(c)	(3,878,259)
Net marketing services and other	40,491	4,571	—	116,805	(b)	80,504
				(81,363)	(g)
Midstream	—	—	88,859	(88,859)	(b)	—
Processing	—	—	27,946	(27,946)	(b)	—
Total operating revenues	3,387,285	480,997	116,805	431,898		4,416,985
Operating expenses:
Transportation and processing	2,021,817	170,709	—	(75,152)	(g)	2,117,374
Production	254,181	69,329	—	19,146	(b)	333,038
				(3,407)	(d)
				(6,211)	(g)
Exploration	24,722	9,115	—	(3,123)	(b)	30,714
Selling, general and administrative	198,857	19,185	9,387	(4,728)	(b)	221,533
				(1,168)	(c)
Depreciation and depletion	1,866,662	166,225	30,431	222,828	(e)	2,286,146
(Gain) loss on sale/exchange of long-lived assets	(21,124)	4,256	307	—		(16,561)
Impairment and expiration of leases	311,835	—	—	3,123	(b)	314,958
Other operating expenses	70,063	—	—	4,728	(b)	108,591
				33,800	(h)
Midstream operating	—	—	15,398	(15,398)	(b)	—
Processing operating	—	—	3,748	(3,748)	(b)	—
Total operating expenses	4,727,013	438,819	59,271	170,690		5,395,793
Operating (loss) income	(1,339,728)	42,178	57,534	261,208		(978,808)
Income from investments	(71,841)	—	—	—		(71,841)
Dividend and other (income) expense	(18,669)	—	—	—		(18,669)
Loss on debt extinguishment	9,756	—	—	8,250	(h)	18,006
Interest expense	303,338	23,834	6,735	(12,669)	(c)	425,825
				(17,900)	(j)
				122,487	(l)
(Loss) income before income taxes	(1,562,312)	18,344	50,799	161,040		(1,332,129)
Income tax (benefit) expense	(443,144)	—	—	45,753	(k)	(397,391)
Net (loss) income	(1,119,168)	18,344	50,799	115,287		(934,738)
Less: Net income attributable to noncontrolling interest	1,246	—	—	—		1,246
Net (loss) income attributable to EQT Corporation	$(1,120,414)	$18,344	$50,799	$115,287		$(935,984)
Loss per share of common stock attributable to EQT Corporation:
Basic and diluted:
Weighted average common stock outstanding	323,196					323,196
Net loss	$(3.47)					$(2.90)

(1)	This column represents the pro forma condensed combined statement of operations for EQT and Alta, which was acquired by EQT in 2021, as set forth in exhibit 99.1 to EQT’s Current Report on Form 8-K filed on September 16, 2022.

See accompanying notes to the preliminary unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Notes to the Preliminary Unaudited Pro Forma Condensed Combined Financial Information

1.            Basis of Presentation

The preliminary pro forma financial statements have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT. The preliminary unaudited pro forma condensed combined balance sheet (the preliminary pro forma balance sheet) is presented as if the Acquisition and the Financing Transactions and the application of its proceeds had occurred on June 30, 2022. The preliminary unaudited pro forma condensed combined statements of operations (the preliminary pro forma statements of operations) for the six months ended June 30, 2022 and for the year ended December 31, 2021, are presented as if the Acquisition and the Financing Transactions and the application of its proceeds had occurred on January 1, 2021. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The preliminary pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification (ASC) 805, with EQT treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing preliminary pro forma financial information, and are subject to revision based on a final determination of fair value as of the closing date of the Acquisition. Differences between these preliminary estimates and the final purchase price allocation may have a material impact on the accompanying preliminary pro forma financial statements.

The Upstream Seller and Midstream Seller historical amounts have been derived from the audited and unaudited financial statements filed as an exhibit to the Form 8-K. Certain of the historical amounts of the Upstream Seller and the Midstream Seller have been reclassified to conform to the financial presentation of EQT. The preliminary pro forma adjustments include the removal of certain accounts of Upstream Seller and Midstream Seller, respectively, to present the accounts of the Upstream Companies and the Midstream Companies given that these accounts are not included in the Acquisition. The preliminary pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

2.            Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition and the Financing Transactions will differ from the pro forma adjustments. A general description of the pro forma adjustments are provided below.

(a)	Pro forma adjustments to reflect the estimated value of net consideration to be paid by EQT in the Acquisition and the adjustment of the historical book values of the assets and liabilities of the Upstream Companies and the Midstream Companies as of June 30, 2022 to their estimated fair values. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from the Upstream Companies and the Midstream Companies. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the preliminary pro forma balance sheet and the preliminary pro forma statements of operations. The final purchase price allocation will be determined when EQT has completed the detailed valuations and necessary calculations subsequent to closing the Acquisition. The final purchase price allocation will differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

Pursuant to the Purchase Agreement, consideration for the Acquisition will consist of a base amount of (i) $2.6 billion in cash and (ii) 55 million shares of EQT common stock, plus or minus certain purchase price adjustments as defined in the Purchase Agreement. The purchase price adjustments will be applied evenly to the cash and stock consideration, with the adjustments to the stock consideration being determined by dividing 50% of the purchase price adjustments by $48.01. As of June 30, 2022, the calculation would result in the issuance of approximately 54.7 million shares of EQT common stock valued at $1,882 million (based on the closing stock price as of June 30, 2022 of $34.40) and cash paid of $2,641 million after giving effect of approximately $30 million of certain net purchase price adjustments. The effective date of the Acquisition is July 1, 2022.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

•	changes in the market value of the shares of EQT common stock issued as consideration;

•	changes in the purchase price adjustments defined in the Purchase Agreement increasing or decreasing the consideration, including increasing or decreasing the number of shares issued as consideration;

•	changes in the estimated fair value of the assets acquired and liabilities assumed of the Upstream Companies and the Midstream Companies as of the closing date of the Acquisition, which could result from changes in future commodity prices, reserve estimates, cost assumptions, interest rates and other facts and circumstances existing as of the closing date of the Acquisition compared to the preliminary pro forma financial statements included herein; and

•	the tax basis of the assets and liabilities of the Upstream Companies and the Midstream Companies as of the closing date of the Acquisition.

Preliminary Purchase Price Allocation
(Thousands)
Consideration:
Equity	$1,881,511
Cash	2,640,555
Settlement of pre-existing relationships	(30,286)
Total consideration	$4,491,780

Fair value of assets acquired:
Accounts receivable, net	$305,629
Derivative instruments, at fair value	52,600
Prepaid expenses and other	4,315
Property, plant and equipment	4,399,985
Other assets	7,383
Amount attributable to assets acquired	$4,769,912

Fair value of liabilities assumed:
Accounts payable	$204,946
Derivative instruments, at fair value	1,556
Other current liabilities	1,440
Deferred income taxes	—
Other liabilities and credits	70,190
Amount attributable to liabilities assumed	$278,132

The final value of total consideration paid by EQT will be determined based on the aggregate amount of purchase price adjustments calculated in accordance with the Purchase Agreement, the resulting number of EQT shares issued based on said purchase price adjustments and the market price of EQT’s common stock at the closing date of the Acquisition. A 10% increase or decrease in the closing price of EQT common stock, as compared to the June 30, 2022 closing price of $34.40, would increase or decrease the total consideration by approximately $188.2 million, assuming all other factors held constant.

The estimated fair value of property, plant and equipment to be acquired based on information available as of the preparation of the preliminary pro forma financial statements included the following:

Preliminary Purchase Price Allocation
(Thousands)
Natural gas and oil proved properties	$3,409,498
Natural gas and oil unproved properties	291,500
Other property, plant and equipment	698,987
Preliminary pro forma fair value of property, plant & equipment	$4,399,985

The preliminary pro forma fair value of natural gas properties acquired from the Upstream Companies was measured using valuation techniques that convert future cash flows into a single discounted amount. Significant inputs to the valuation of natural gas and oil properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital. NYMEX strip pricing as of June 30, 2022, adjusted for forward basis differentials, was utilized in determining the pro forma fair value of reserves at a discount rate of 11%, after adjustment for expenses and basis differential. An increase or decrease in commodity prices, recoverable reserves, future operating or development costs or any of the other inputs noted above, as of the closing date, will result in a corresponding increase or decrease in the fair value of natural gas properties.

The preliminary pro forma fair value of acquired midstream gathering systems acquired from the Midstream Companies, including the related compression assets, and the acquired processing facilities (collectively the Midstream Assets) was measured primarily using the cost approach. Significant inputs to the valuation of the Midstream Assets include replacement costs for similar assets, relative age of the acquired Midstream Assets and any potential economic or functional obsolescence associated with the acquired Midstream Assets.

(b)	Pro forma reclassifications were made to conform to EQT’s presentation, including:

i.	the reclassification of $32.2 million of other assets to derivative instruments, at fair value and $0.3 million of other liabilities and credits to derivative instruments, at fair value;

ii.	the reclassification of $3.3 million of other current liabilities to accounts payable ($2.9 million) and other liabilities and credits ($0.4 million);

iii.	the reclassification of lease abandonment expense of $4.5 million for the six months ended June 30, 2022 and $3.1 million for the year ended December 31, 2021 from exploration expense to impairment and expiration of leases;

iv.	the reclassification of $4.7 million for the year ended December 31, 2021 from selling, general and administrative expense to other operating expenses;

v.	the reclassification of midstream and processing revenues to net marketing and other revenues; and

vi.	the reclassification of midstream operating and processing operating expenses to production expense.

(c)	Pro forma adjustments to eliminate certain accounts attributable to the Upstream Seller and the Midstream Seller, which EQT is not acquiring or assuming including:

i.	Elimination of $22.5 million and $16.4 million of cash and cash equivalents from Upstream Seller and Midstream Seller, respectively;

ii.	Elimination of $4.4 million of current derivative instruments, at fair value, $11.1 million of non-current derivative instruments, at fair value (included in other assets), $400.8 million of current derivative instruments, at fair value and $111.0 million of non-current derivative instruments, at fair value (included in other liabilities and credits) from Upstream Seller;

iii.	Elimination of $13.8 million of restricted cash (included in other assets) from Upstream Seller;

iv.	Elimination of $13.7 million and $0.6 million of accounts payable from Upstream Seller and from Midstream Seller, respectively;

v.	Elimination of $598.3 million and $156.9 million of credit facility borrowings from Upstream Seller and from Midstream Seller, respectively;

vi.	Elimination of $572.0 million and $513.3 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, of loss on derivatives from Upstream Seller;

vii.	Elimination of $0.5 million and $1.2 million of selling, general and administrative from Midstream Seller for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively; and

viii.	Elimination of interest (expense) income of $(12.0) million and $5.4 million for the six months ended June 30, 2022 and $(23.8) million and $11.2 million for the year ended December 31, 2021 from Upstream Seller and from Midstream Seller, respectively.

(d)	Pro forma adjustments to conform to EQT’s accounting policies, including:

i.	the capitalization of right-of-use assets and related current and non-current lease liabilities for assumed lease obligations pursuant to ASC 842, which had not yet been adopted by the Upstream Companies and the Midstream Companies as of June 30, 2022 in accordance with applicable private company accounting standards.

ii.	the elimination of certain water-related lease operating expenses from production expense.

(e)	Pro forma adjustments to increase or decrease depreciation and depletion expense due to the following:

i.	The increase in the estimated fair value of property, plant and equipment.

ii.	The depreciation of gathering and water pipelines over a 50-year useful life and the depreciation of compression, measurement and processing assets over a 25-year useful life separate from the upstream oil and gas assets.

iii.	The increase in accretion expense related to the higher asset retirement obligation liability which was adjusted to reflect EQT’s internal plugging cost estimates, discount rate, and useful life estimates.

(f)	Pro forma adjustments to eliminate historical transactions between EQT and the Upstream Companies that would be treated as intercompany transactions on a consolidated basis relating to EQT’s marketing of natural gas liquids on behalf of the Upstream Companies, including:

i.	Elimination of $30.3 million of accounts payable by EQT to the Upstream Companies for natural gas liquids sales as of June 30, 2022; and

ii.	Elimination of $30.3 million of accounts receivable, net from EQT to the Upstream Companies for natural gas liquids sales as of June 30, 2022.

(g)	Pro forma adjustments to eliminate historical transactions between the Upstream Companies and the Midstream Companies that would be treated as intercompany transactions on a consolidated basis by EQT, including:

i.	Elimination of $41.9 million and $75.2 million of transportation and processing expenses of the Upstream Companies for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, related to volumes gathered by the Midstream Companies, including $17.2 million of accounts payable as of June 30, 2022;

ii.	Elimination of $6.2 million of production expenses of the Midstream Companies for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, related to water transportation related expenses incurred to transport water on behalf of the Upstream Companies which would be capitalized by EQT; and

iii.	Elimination of $41.9 million and $81.4 million of net marketing services and other revenues of the Midstream Companies for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, related to volumes gathered on behalf of the Upstream Companies and water transportation services provided to the Upstream Companies, including $17.2 million of accounts receivable, net as of June 30, 2022.

(h)	Pro forma adjustment for estimated transaction costs of $33.8 million incurred related to the Acquisition, including underwriting, banking, legal and accounting fees as well as fees associated with a bridge loan facility that are not capitalized as part of the Acquisition of $8.3 million.

(i)	Pro forma adjustment to:

i.	Eliminate $797.2 million and $433.6 million of historical equity amounts of the Upstream Seller and the Midstream Seller, respectively;

ii.	Give effect to the $42.1 million of transaction related adjustments described in (h) above to retained earnings; and

iii.	Give effect to the $6.2 million and $1.7 million of deferred income tax adjustments of the Upstream Seller and the Midstream Seller, respectively, described in (k) below to retained earnings.

(j)	Pro forma adjustments to eliminate historical interest expense on the Midstream Companies that was paid to the Midstream Seller for intercompany debt that is not being assumed by EQT in the Acquisition.

(k)	Pro forma income tax adjustments included in the preliminary pro forma statements of operations and preliminary pro forma balance sheet reflect the income tax effects of the historical information of the Upstream Companies and the Midstream Companies as well as the income tax effects of the pro forma adjustments presented herein. The pro forma income tax adjustments related to such historical information is to conform the Upstream Companies and the Midstream Companies historical information, which is derived based on a non-taxable flow through structure, with EQT’s taxable corporate structure. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income. The preliminary pro forma statements of operations also reflect the following nonrecurring adjustments to arrive at a deferred income taxes balance of $734.7 million for the preliminary pro forma balance sheet:

i.	Income tax expense of $12 million due to remeasurement of deferred income taxes to reflect the combined state apportionment rates; and

ii.	Income tax benefit of $10 million due to a reduction of EQT’s deferred tax valuation allowance. Since the Upstream Companies and the Midstream Companies will be included in EQT’s consolidated tax return following the Acquisition, the resulting reversal of temporary differences included in deferred income taxes related to the Acquisition allows EQT to realize a portion of its state deferred tax assets that previously had a valuation allowance.

(l)	Pro forma adjustments to reflect the impact of the Financing Transactions as well as additional borrowings under EQT’s credit facility, the proceeds of which will be used to fund a portion of the cash consideration of the Acquisition:

i.	Increase in cash and cash equivalents and senior notes of $2,235 million for the expected issuance of $1,000 million aggregate principal of senior unsecured notes, net of $9 million of debt issuance costs as well as the issuance of $1,250 million principal of term loan, net of $6 million of debt issuance costs;

ii.	Increase in cash and cash equivalents and credit facility borrowings of $363 million for the additional borrowings under EQT’s credit facility;

iii.	An increase in interest expense of $61.2 million for the six months ended June 30, 2022 and $122.5 million for the year ended December 31, 2021 reflecting the additional interest that would have been incurred if the Financing Transactions were completed on January 1, 2021; and

iv.	A 0.25 percent change in the assumed interest rate of the notes would increase or decrease the interest expense by $1.3 million and $2.5 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.

The preliminary pro forma financial statements do not reflect any compensation related adjustments as certain personnel matters are evolving and any recurring impact from compensation adjustments would not be factually supportable.

3.            Supplemental Preliminary Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the estimated preliminary pro forma combined net proved developed and undeveloped, natural gas, natural gas liquids (NGLs) and crude oil reserves as of December 31, 2021, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2021. The preliminary pro forma reserve information set forth below gives effect to the Acquisition as if it had occurred on January 1, 2021.

The following estimated preliminary pro forma reserve information is not necessarily indicative of the results that might have occurred had the Acquisition taken place on January 1, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

For all tables presented, NGLs and crude oil were converted at a rate of one million barrels (MMbbl) to approximately six billion cubic feet (Bcf), except in the case of the Upstream Seller Historical NGLs, which were converted at a rate of one MMbbl to 3.9 Bcf.

	EQT Historical	Upstream Seller Historical	Pro Forma Combined

Natural gas, NGLs and oil	(Bcfe)
Proved developed and undeveloped reserves:
Balance at January 1, 2021	19,802.1	2,754.1	22,556.1
Revision of previous estimates	(274.1)	111.1	(163.1)
Purchase of hydrocarbons in place	4,186.9	105.2	4,292.1
Extensions, discoveries and other additions	3,104.4	611.3	3,715.7
Production	(1,857.8)	(219.7)	(2,077.5)
Balance at December 31, 2021	24,961.5	3,361.9	28,323.4
Proved developed reserves:
Balance at January 1, 2021	13,641.3	1,137.2	14,778.5
Balance at December 31, 2021	17,218.7	1,439.2	18,657.8
Proved undeveloped reserves:
Balance at January 1, 2021	6,160.7	1,616.9	7,777.6
Balance at December 31, 2021	7,742.8	1,922.7	9,665.5

	EQT Historical	Upstream Seller Historical	Pro Forma Combined

Natural gas	(Bcf)
Proved developed and undeveloped reserves:
Balance at January 1, 2021	18,865.0	2,130.9	20,995.9
Revision of previous estimates	(568.8)	199.4	(369.4)
Purchase of natural gas in place	4,186.9	96.8	4,283.7
Extensions, discoveries and other additions	2,786.9	584.6	3,371.5
Production	(1,746.3)	(177.4)	(1,923.7)
Balance at December 31, 2021	23,523.7	2,834.3	26,358.0
Proved developed reserves:
Balance at January 1, 2021	12,750.3	915.6	13,666.0
Balance at December 31, 2021	16,152.1	1,166.3	17,318.4
Proved undeveloped reserves:
Balance at January 1, 2021	6,114.7	1,215.2	7,329.9
Balance at December 31, 2021	7,371.6	1,668.0	9,039.6

	EQT Historical	Upstream Seller Historical	Pro Forma Combined

NGLs	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2021	148.8	125.7	274.5
Revision of previous estimates	46.9	(11.7)	35.2
Purchase of NGLs in place	—	2.0	2.0
Extensions, discoveries and other additions	47.1	5.5	52.7
Production	(17.0)	(7.8)	(24.7)
Balance at December 31, 2021	225.8	113.8	339.6
Proved developed reserves:
Balance at January 1, 2021	141.5	45.9	187.4
Balance at December 31, 2021	169.8	57.0	226.7
Proved undeveloped reserves:
Balance at January 1, 2021	7.3	79.8	87.1
Balance at December 31, 2021	56.0	56.8	112.8

	EQT Historical	Upstream Seller Historical	Pro Forma Combined

Oil	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2021	7.4	22.2	29.6
Revision of previous estimates	2.2	(7.2)	(4.9)
Purchase of oil in place	—	0.1	0.1
Extensions, discoveries and other additions	5.8	0.8	6.6
Production	(1.6)	(2.0)	(3.6)
Balance at December 31, 2021	13.8	14.0	27.8
Proved developed reserves:
Balance at January 1, 2021	7.0	7.1	14.1
Balance at December 31, 2021	8.0	8.5	16.4
Proved undeveloped reserves:
Balance at January 1, 2021	0.4	15.1	15.5
Balance at December 31, 2021	5.9	5.5	11.4

The following table summarizes the preliminary pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves as of December 31, 2021:

	EQT Historical	Upstream Seller Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Future cash inflows	$70,844,136	$11,618,602	$—	$82,462,738
Future production costs	(20,961,576)	(1,398,518)	—	(22,360,094)
Future development costs	(2,882,921)	(910,432)	—	(3,793,353)
Future income tax expenses	(10,433,091)	—	(1,427,841)	(11,860,932)
Future net cash flow	36,566,548	9,309,652	(1,427,841)	44,448,359
10% annual discount for estimated timing of cash flows	(19,285,424)	(4,875,918)	741,718	(23,419,624)
Standardized measure of discounted future net cash flows	$17,281,124	$4,433,734	$(686,123)	$21,028,735

The following table summarizes the changes in the preliminary pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves for the year ended December 31, 2021:

	EQT Historical	Upstream Seller Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Net sales and transfers of natural gas and oil produced	$(4,636,576)	$(725,832)	$—	$(5,362,408)
Net changes in prices, production and development costs	17,290,913	3,067,654	—	20,358,567
Extensions, discoveries and improved recovery, net of related costs	46,078	—	—	46,078
Development costs incurred	764,002	536,703	—	1,300,705
Net purchase of minerals in place	3,491,441	94,684	—	3,586,125
Revisions of previous quantity estimates	184,552	403,478	—	588,030
Accretion of discount	336,646	94,697	—	431,343
Net change in income taxes	(3,614,029)	—	(686,123)	(4,300,152)
Timing and other	51,639	15,376	—	67,015
Net (decrease) increase	13,914,666	3,486,760	(686,123)	16,715,303
Balance at January 1, 2021	3,366,458	946,974	—	4,313,432
Balance at December 31, 2021	$17,281,124	$4,433,734	$(686,123)	$21,028,735